EXHIBIT 99.1

News Release

First Solar, Inc. Announces Third Quarter 2024 Financial Results
•Net sales of $0.9 billion
•Net income per diluted share of $2.91, impacted by $50 million product warranty reserve charge
•Net cash balance of $0.7 billion
•YTD net bookings of 4.0 GW; 0.4 GW since second quarter earnings call
•Expected sales backlog of 73.3 GW

TEMPE, Ariz., October 29, 2024 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the third quarter ended September 30, 2024.

Net sales for the third quarter were $0.9 billion, a decrease of $0.1 billion from the prior quarter. The decrease was primarily driven by a decrease in the volume of MW sold and a product warranty reserve charge, partially offset by termination payments from certain customers in the U.S. and India.

The Company reported third quarter net income per diluted share of $2.91, compared to net income per diluted share of $3.25 in the second quarter of 2024.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the third quarter, decreased to $0.7 billion from $1.2 billion at the end of the prior quarter. The decrease was primarily driven by capital expenditures associated with our new U.S. factories in Alabama and Louisiana along with an increase in working capital.

“As we approach the end of 2024, we remain pleased with the progress made across our business, navigating against a backdrop of industry volatility and political uncertainty, with a continued focus on balancing growth, profitability, and liquidity,” said Mark Widmar, CEO of First Solar. “We expect that our disciplined, long-term approach will allow us to work through the outcomes of the upcoming US elections as well as the continued volatility across the solar manufacturing industry.”

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Our 2024 guidance has been updated as follows:

	Prior	Current
Net Sales	$4.4B to $4.6B	$4.10B to $4.25B
Gross Margin (1)	$2.0B to $2.1B	$1.95B to $2.00B
Operating Expenses (2)	$455M to $485M	$445M to $475M
Operating Income (3)	$1.5B to $1.6B	$1.48B to $1.54B
Earnings per Diluted Share	$13.00 to $14.00	$13.00 to $13.50
Net Cash Balance (4)	$0.6B to $0.9B	$0.5B to $0.7B
Capital Expenditures	$1.8B to $2.0B	$1.55B to $1.65B
Volume Sold	15.6GW to 16.3GW	14.2GW to 14.6GW
——————————
(1)Assumes $60 million to $75 million of ramp costs and $1.02 billion to $1.05 billion of Section 45X tax credits
(2)Assumes $70 million to $80 million of production start-up expense
(3)Assumes $130 million to $155 million of production start-up expense and ramp costs, and $1.02 billion to $1.05 billion of Section 45X tax credits
(4)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2024

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total Section 45X tax credit and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s third quarter 2024 financial results, 2024 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, October 29, 2024, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar is a leading American solar technology company and global provider of responsibly produced eco-efficient solar modules advancing the fight against climate change. Developed at research and development labs in California and Ohio, the Company’s advanced thin film photovoltaic (“PV”) modules represent the next generation of solar technologies, providing a competitive, high-performance, lower-carbon alternative to conventional crystalline silicon PV panels. From raw material sourcing and manufacturing through end-of-life module recycling, First Solar’s approach to technology embodies sustainability and a responsibility towards people and the planet. For more information, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for our technology; increased research and development investment; new domestic and international capacity coming online; production and delivery of our modules; anticipated claims under our limited product warranty obligations and any related remediation commitments; our financial guidance for 2024, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net

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cash balance, capital expenditures, expected earnings cadence, volume sold, shipments, bookings, products and our business and financial objectives for 2024; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the IRA; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the production of bifacial solar modules and the implementation of our Copper Replacement (“CuRe”) program; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by laws and regulations; supply chain disruptions; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents including breaches or outages of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct new production facilities to support new product lines in line with anticipated timing; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of our manufacturing facilities; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats, including the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,005,130	$1,946,994
Marketable securities	264,691	155,495
Accounts receivable trade, net	762,138	660,776
Government grants receivable, net	6,659	659,745
Inventories	1,250,629	819,899
Other current assets	528,856	391,900
Total current assets	3,818,103	4,634,809
Property, plant and equipment, net	5,326,121	4,397,285
Deferred tax assets, net	237,868	142,819
Restricted marketable securities	211,130	198,310
Government grants receivable	871,745	152,208
Goodwill	29,585	29,687
Intangible assets, net	56,645	64,511
Inventories	269,675	266,899
Other assets	615,766	478,604
Total assets	$11,436,638	$10,365,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$265,320	$207,178
Income taxes payable	98,446	22,134
Accrued expenses	520,835	524,829
Current portion of debt	208,261	96,238
Deferred revenue	645,050	413,579
Other current liabilities	44,253	42,200
Total current liabilities	1,782,165	1,306,158
Accrued solar module collection and recycling liability	139,035	135,123
Long-term debt	373,321	464,068
Deferred revenue	1,320,331	1,591,604
Other liabilities	228,138	180,710
Total liabilities	3,842,990	3,677,663
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,057,732 and 106,847,475 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	107	107
Additional paid-in capital	2,892,407	2,890,427
Accumulated earnings	4,869,994	3,971,066
Accumulated other comprehensive loss	(168,860)	(174,131)
Total stockholders’ equity	7,593,648	6,687,469
Total liabilities and stockholders’ equity	$11,436,638	$10,365,132

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net sales	$887,668	$1,010,482	$801,090	$2,692,258	$2,160,049
Cost of sales	442,357	511,593	424,915	1,402,055	1,361,403
Gross profit	445,311	498,889	376,175	1,290,203	798,646
Operating expenses:
Selling, general and administrative	46,293	46,560	50,172	138,680	140,528
Research and development	50,197	51,937	41,190	144,876	108,445
Production start-up	26,822	27,451	12,059	69,681	54,930
Litigation loss	—	430	—	430	35,590
Total operating expenses	123,312	126,378	103,421	353,667	339,493
Gain on sales of businesses, net	—	—	211	1,115	329
Operating income	321,999	372,511	272,965	937,651	459,482
Foreign currency loss, net	(5,158)	(9,649)	(987)	(17,665)	(11,586)
Interest income	22,580	24,599	23,254	74,424	74,102
Interest expense, net	(9,008)	(9,765)	(3,734)	(27,983)	(5,897)
Other expense, net	(3,071)	(565)	(1,033)	(6,435)	(1,492)
Income before taxes	327,342	377,131	290,465	959,992	514,609
Income tax expense	(14,386)	(27,775)	(22,067)	(61,064)	(33,071)
Net income	$312,956	$349,356	$268,398	$898,928	$481,538

Net income per share:
Basic	$2.92	$3.26	$2.51	$8.40	$4.51
Diluted	$2.91	$3.25	$2.50	$8.36	$4.49
Weighted-average number of shares used in per share calculations:
Basic	107,049	107,042	106,834	107,015	106,795
Diluted	107,562	107,525	107,498	107,514	107,326

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$898,928	$481,538
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	299,079	218,303
Share-based compensation	21,987	23,209
Deferred income taxes	(85,343)	(46,053)
Gain on sales of businesses, net	(1,115)	(329)
Other, net	3,238	393
Changes in operating assets and liabilities:
Accounts receivable, trade	(68,823)	(385,046)
Inventories	(434,375)	(262,665)
Government grants receivable	(59,181)	(429,744)
Other assets	(183,127)	(126,073)
Income tax receivable and payable	35,708	(16,809)
Accounts payable and accrued expenses	(8,953)	121,382
Deferred revenue	(13,159)	472,934
Other liabilities	2,139	(9,889)
Net cash provided by operating activities	407,003	41,151
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,212,537)	(1,039,863)
Purchases of marketable securities and restricted marketable securities	(2,014,764)	(3,220,467)
Proceeds from sales and maturities of marketable securities	1,897,997	3,996,439
Acquisitions, net of cash acquired	—	(35,739)
Other investing activities	(12,617)	—
Net cash used in investing activities	(1,341,921)	(299,630)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	227,654	307,214
Repayment of debt	(205,821)	—
Payments of tax withholdings for restricted shares	(20,144)	(31,100)
Contingent consideration payment and other financing activities	(7,568)	—
Net cash (used in) provided by financing activities	(5,879)	276,114
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(2,805)	(855)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(943,602)	16,780
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,965,069	1,493,462
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,021,467	$1,510,242
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$264,480	$185,064
Proceeds to be received from asset-based government grants	$159,490	$152,458
Acquisitions funded by contingent consideration	$11,000	$18,500

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